EXHIBIT 99.1

Corvus Gold Continues to Expand Mother Lode Deposit East, at Depth and West, Drilling 70.1 metres @ 1.45 g/t Gold

Assay Highlights of West, East and Deep Extensions include:
Highlighted Mineralized intervals are calculated using a 0.3 g/t cutoff,

ML-17-038:	53.3 metres @ 1.57 g/t gold, including 12.2 metres @ 2.29 g/t gold
ML-17-042:	29 metres @ 2.02 g/t gold
ML-17-036:	44.2 metres @ 1.33 g/t gold including 18.3 metres @ 2.10 g/t gold

VANCOUVER, British Columbia, Feb. 01, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR) (OTCQX: CORVF) announces it has received assay results from the final eight drill holes from its 2017 Phase I drill program at its Mother Lode project in southern Nevada (Table 1). Results from the first drill hole to specifically target to the east of the deposit (ML17-42 with 28.95 m @ 2.02 g/t gold) has opened up an area which has not been directly drilled by Corvus, and has only seen shallow drilling from past historic exploration programs in the 1980’s.  In addition, initial drill holes designed to extend the depth potential have returned encouraging results (ML17-36 with 44.19 metres @ 1.33 g/t gold beginning at 280.4 metres down hole).

Corvus initiated its Phase II 10,000 metre drill program on January 9th to explore the areas of mineralization that remain open to the North, East, and West and at Depth.

Western Extension
Hole ML17-039 demonstrates the continued western extension in the core area of the currently known deposit.  The thick, high-grade interval in this drill hole (70.1 m @ 1.45 g/t Au) is encouraging, and the mineralization is open to the west. Previously only one historic drill hole had entered and ended in this zone, with the bottom 6.1 m @ 3.3 g/t gold.  Corvus is currently drilling a north-south fence about 100 metres west of hole ML17-039 and down to west of hole ML17-036 which could lead to an expansion of the deposit to the west.

Eastern Extension
Two holes (ML17-041 & 042) were drilled to test the potential eastern extension of mineralization, where the key host-rock package thickens in an area with only shallow past exploration.  This eastern target area has a limited number of drill holes, but is highlighted by intercepts such as ML17-042 with 29 m @ 2.02 g/t gold, ML17-037 with 12.2 m @ 2.69 g/t gold, ML17-011 with 10.7 m @1.78 g/t gold & 7.6 m @ 2.05 g/t gold and ML17-010 with 12.2 m @ 2.88 g/t gold. Corvus believes the results demonstrate that the system continues to the East and warrants follow-up drilling.

Depth Extension of the Mother Lode System
Hole ML17-036 drilled west of the central historic pit area has intercepted strong gold mineralization in the new west-dipping deep in-pit zone across the Fluorspar Canyon Fault zone in lower plate carbonates (44.2 m @ 1.33 g/t gold).  Corvus believes this zone of high-grade mineralization is encouraging for expanding the mineralization zones of the Mother Lode deposit west along the Fluorspar Canyon Fault toward the Jasperoid Flatiron target nearly a km away.

Jeff Pontius, President and CEO of Corvus states “The results from Corvus Gold’s Phase I Mother Lode drilling have now outlined an expansive new sediment hosted gold discovery in Nevada.  The thick, shallow-dipping near-surface high-grade bodies are continuing to grow.  We believe this bodes well for the continued growth of Corvus Gold over the next several phases of deposit expansion drilling programs in 2018.”

Table 1
Phase I - Mother Lode Significant Drilling Results – In-Pit Expansion & North Targets
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-034	100.58	123.44	22.86	1.18	3.27	Drilled SW of Pit
						New Upper Ox Zone
	134.11	150.88	16.77	0.50	7.28
AZ 360 dip-90	254.51	257.56	3.05	0.39	0.44

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-036	143.26	152.40	9.14	0.76	n/a	West of ML17-027
						New Upper Ox Zone
inc	147.83	150.88	3.05	1.45	2.31	>1 g/t
AZ 090 dip-85	158.50	164.59	6.09	0.97	1.69	New Upper Ox Zone
	230.12	236.22	6.10	0.60	2.50
	257.56	265.18	7.62	0.71	0.48
	280.42	324.61	44.19	1.33	1.40	New Deep In-Pit Zone
inc	280.42	284.99	4.57	2.16	1.10	>1 g/t
inc	295.66	313.94	18.28	2.10	2.50	>1 g/t

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-037	188.98	211.84	22.86	0.77	0.52	East of ML17-13
inc	196.60	199.64	3.05	1.03	0.51	>1g/t cut
inc	205.74	208.79	3.05	1.21	0.56	>1g/t cut
AZ 090 dip-70	246.89	259.08	12.19	2.69	2.64	New East Zone
inc	248.41	257.56	9.15	3.31	3.03	>1g/t cut

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-038	132.59	185.93	53.34	1.57	1.96	West of ML17-018
inc	132.59	144.78	12.19	2.29	2.29	>1g/t cut
inc	149.35	179.83	30.48	1.61	1.85	>1g/t cut
AZ 090 dip-85	281.94	304.80	22.86	0.49	0.37
	309.37	321.56	12.19	0.87	3.29	New Deep In-Pit Zone
inc	315.47	320.04	4.57	1.22	5.66	>1g/t cut

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-039	100.58	105.16	4.57	0.46	0.15	West of ML17-021
						New Upper Ox Zone
AZ 090 dip-85	112.78	124.97	12.19	0.56	0.40	New Upper Ox Zone
	182.88	252.98	70.10	1.45	1.98	West Ext - Main Zone
inc	192.02	246.89	54.87	1.72	2.18	>1g/t cut

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-040	106.68	109.73	3.05	0.36	n/a	West of ML17-020
						New Upper Ox Zone
AZ 090 dip-85	124.97	128.02	3.05	0.36	n/a	New Upper Ox Zone
	140.21	152.40	12.19	0.49	n/a	New Upper Ox Zone
	185.93	216.41	30.48	1.80	n/a	West Ext – Main Zone
inc	185.93	213.36	27.43	1.91	n/a	>1g/t cut

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-041	89.92	115.82	25.90	0.77	0.38	East of ML17-001
inc	96.01	99.06	3.05	2.65	1.06	>1g/t cut
AZ 090 dip-65	150.88	166.12	15.24	0.89	1.99	New East Zone
inc	150.88	160.02	9.14	1.28	2.63	>1g/t cut

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-042	24.38	32.00	7.62	0.31	0.33	East of ML17-011
	150.88	179.83	28.95	2.02	1.86	New East Zone
inc	150.88	172.21	21.33	2.62	2.43	>1g/t cut
AZ 090 dip-70	239.27	245.36	6.09	0.43	5.46	Lower Ox Zone

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  A qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 140 federal unpatented mining claims on the Mother Lode project which totals 1,147 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the statement that the zone of high-grade mineralization is encouraging for expanding the mineralization zones of the Mother Lode deposit west along the Fluorspar Canyon Fault, the statement that drilling results bodes well for the continued growth of Corvus Gold over the next several phases of deposit expansion drilling programs in 2018, the growth potential of the Mother Lode project and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

A photo accompanying this announcement is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/f302e104-4e41-4ed6-8715-c389cea6f060